EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 30, 2007 in the Registration Statement on Form F-1/A and related Prospectus of Cell Kinetics Ltd. dated September 11, 2007.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
September 10, 2007	A Member of Ernst & Young Global